As filed with the Securities and Exchange Commission on August 7, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHOULDER INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-0538764
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1535 Steele Avenue SW, Suite B
Grand Rapids, Michigan 49507
(616) 294-1026
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Ball
Chief Executive Officer and Executive Chairman
Shoulder Innovations, Inc.
1535 Steele Avenue SW, Suite B
Grand Rapids, Michigan 49507
(616) 294-1026
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joshua W. Damm, Esq.
Justin M. Crawford, Esq.
Honigman LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
(313) 465-7000

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 7, 2026
PROSPECTUS
$300,000,000
Common Stock, Preferred Stock,
Debt Securities, Warrants, Subscription Rights and Units
8,103,026 Shares of Common Stock
Offered by the Selling Stockholders

From time to time, we may offer up to $300,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. This prospectus describes the general manner in which those securities may be offered using this prospectus. We will specify in any accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $300,000,000.
In addition, this prospectus relates to the offer and sale from time to time of up to 8,103,026 shares of common stock under this prospectus by the selling stockholders identified in the “Selling Stockholders” section of this prospectus or their permitted transferees, pledgees, donees or other successors in interest. The selling stockholders or their permitted transferees, pledgees, donees or other successors in interest may sell the shares of common stock in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares of common stock in the section of this prospectus titled “Selling Stockholders Plan of Distribution.” We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. We have paid or will pay the fees and expenses incident to the registration of the shares of common stock for sale by the selling stockholders. The selling stockholders will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to their sales of shares.
You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
Our common stock is traded on the New York Stock Exchange under the symbol “SI.” On August 6, 2026, the last reported sales price for our common stock was $22.43 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.
An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 5 of this prospectus as well as those included in any accompanying prospectus supplement, any related free writing prospectus and in the documents incorporated by reference in this prospectus before investing in our securities.
Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us, or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is          , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $300,000,000, and the selling stockholders may sell up to 8,103,026 shares of our common stock from time to time in one or more offerings as described in this prospectus. Each time we, or the selling stockholders offer our securities under this prospectus, we, or the selling stockholders, will provide a prospectus supplement that will contain more specific information about the terms of the offering. We, or the selling stockholders, may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before buying any of our securities in this offering.
Neither we, nor any agent, selling stockholder, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, selling stockholder, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
In this prospectus, unless the context otherwise requires, the terms “Shoulder Innovations,” the “Company,” “we,” “us,” and “our” refer to Shoulder Innovations, Inc., a Delaware corporation.
“Shoulder Innovations,” the Shoulder Innovations logos, and other registered or common law trade names, trademarks, or service marks of Shoulder Innovations appearing in this prospectus are the property of Shoulder Innovations. This prospectus also contains or incorporates by reference documents that contain references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
We are a commercial-stage medical technology company exclusively focused on transforming the shoulder surgical care market. We currently offer advanced implant systems for shoulder arthroplasty. These systems are a core element of our ecosystem, which we designed to improve core components of shoulder surgical care - preoperative planning, implant design and procedural efficiency - to benefit each stakeholder in the care chain. Our ecosystem is also comprised of enabling technologies, efficient instrument systems, specialized support and surgeon-to-surgeon collaboration. Together, these elements seek to address the long-standing clinical and operational challenges in the shoulder surgical care market by delivering predictable outcomes, procedural simplicity, and efficiency across all sites of care. We believe our exclusive focus on shoulder surgical care, combined with a highly specialized commercial organization and strong clinical data, positions us well to capture significant share in this large, growing market.
We believe the shoulder surgical care market today presents a significant market opportunity. Our initial focus within this broader market is on shoulder arthroplasty. Shoulder arthroplasty is an established surgical procedure involving the reconstruction of the shoulder joint with prosthetic implants through one of two main approaches: Anatomic Total Shoulder Arthroplasty, or aTSA, and Reverse Total Shoulder Arthroplasty, or rTSA. Both approaches can be performed in inpatient hospital settings and in outpatient settings, including ambulatory surgery centers, or ASCs. A key competitive advantage of ours has been the emergence of ASCs as a cost-efficient site of care with positive outcomes relative to hospital-based care. We expect that future growth in the shoulder surgical care market will be significantly driven by ASCs as hospitals face capacity constraints and are more limited in their ability to meet increasing demand.
We view ourselves as specialists serving specialists, having purposefully built our product ecosystem around the unique needs of shoulder surgeons. Our commercial organization is comprised of three key components: (i) a dedicated commercial leadership team, (ii) a Customer Experience and Medical Education team and (iii) a network of independent distributors. These key components work in tandem to form a commercial flywheel that is designed to build and provide key product support to surgeons and other stakeholders in the shoulder surgical care market, accelerate adoption, and enhance long-term retention. Our commercial organization is strategically focused on surgeons in hospital and ASC settings, with a particular focus on the high-volume surgeons who perform the vast majority of shoulder arthroplasty procedures each year.
We utilize third-party manufacturing and supply providers to manufacture our implants. We believe this outsourcing strategy provides the expertise and capacity required to effectively and efficiently scale production based on demand, and helps to ensure low-cost production and a capital-efficient business model.
We have experienced significant growth in recent years, primarily driven by growth in our net revenue from the sale of our advanced implant systems.
Corporate Information
We were initially formed on July 1, 2009 as Shoulder Innovations, LLC, a Delaware limited liability company. On February 10, 2017, we completed a corporate conversion where Shoulder Innovations, LLC was converted into a C-corporation under the laws of the State of Delaware and changed our name to Shoulder Innovations, Inc.
Our principal executive offices are located at 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507, and our telephone number is (616) 294-1026. Our corporate website address is www.shoulderinnovations.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.
The Securities We May Offer
With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $300,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.
Common Stock
We may offer shares of our common stock, par value $0.001 per share.
Preferred Stock
We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board of directors will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.
Debt Securities
We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.
We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.
Warrants
We may offer warrants for the purchase of our common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.
Subscription Rights
We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.
Units
We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

The Shares of Common Stock Offered by the Selling Stockholders
With this prospectus, the selling stockholders may offer and sell up to 8,103,026 shares of our common stock from time to time in one or more offerings as described in this prospectus. Each time a selling stockholder offers shares of our common stock with this prospectus, we or the selling stockholders will provide the offerees with a prospectus supplement that will contain the specific terms of the shares of our common stock being offered, to the extent such prospectus supplement is required. The selling stockholders will determine when and how they will dispose of the shares of our common stock registered for resale under this prospectus. We will not receive any proceeds from the sale of our shares of common stock sold by the selling stockholders.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K, and any updates to those risk factors in subsequent Quarterly Reports on Form 10-Q which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file (not furnish) with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.
Such statements include, but are not limited to, statements regarding our future results of operations and financial condition, our business plans and strategy, the potential market size, market trends and growth opportunities for our products, macroeconomic and geopolitical conditions, and the sufficiency of our cash balances, working capital and cash generated from our operations, investing and financing activities for future liquidity and capital resource needs. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes, in this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein. We intend that such forward-looking statements be subject to the safe harbors created thereby.
These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and other reports we file (not furnish) with the SEC in the future, as well as those discussed in this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement, free writing prospectus or the documents referred to or incorporated by reference, the date of those documents.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the SEC.
INFORMATION ABOUT US IS ALSO AVAILABLE AT OUR WEBSITE AT SHOULDERINNOVATIONS.COM. HOWEVER, THE INFORMATION ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS AND IS NOT INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE INCLUDED OUR WEBSITE ADDRESS IN THIS PROSPECTUS SOLELY AS AN INACTIVE TEXTUAL REFERENCE.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information that we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus or in any prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026;
•our Quarterly Reports on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 13, 2026, and for the three and six months ended June 30, 2026, filed with the SEC on August 6, 2026;
•our Current Report(s) on Form 8-K filed with the SEC on March 2, 2026, March 10, 2026, April 14, 2026, June 26, 2026, and June 29, 2026;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2026 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025); and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 30, 2025 under Section 12(b) of the Exchange Act, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 10, 2026, including any amendment or report filed for the purpose of updating such description.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that have been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Shoulder Innovations, Inc., Attn: Corporate Secretary, 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507, and our telephone number is (616) 294-1026. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. We intend to use the net proceeds from the sale of the securities under this prospectus as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of our shares of common stock being offered by any of the selling stockholders.

SELLING STOCKHOLDERS
Pursuant to the Fourth Amended and Restated Investors’ Rights Agreement, dated as of March 6, 2025, or the IRA, between us and each of the persons and entities listed on Exhibit A thereto, or the RRA Investors, certain RRA Investors are entitled to demand and piggyback registration rights under the Securities Act with respect to their shares of common stock as more fully described below under “Material Relationships with Selling Stockholders.” In accordance with these rights, this prospectus also relates to the possible resale by the selling stockholders (which includes certain of the RRA Investors, as well as any selling stockholder’s permitted transferee, pledgee, donee or other successor in interest) of up to 8,103,026 shares of our common stock held by such holders.
The following table sets forth the number of shares of common stock beneficially owned by the selling stockholders as of the date hereof, the number of shares of common stock that may be offered under this prospectus and the number of shares of common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Percentage ownership of our common stock before the offering is based on 20,761,754 shares of our common stock outstanding July 9, 2026. Percentage of ownership of our common stock after the offering assumes the sale of all of the shares of common stock registered for resale hereby on behalf of the selling stockholders. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of July 9, 2026 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. The number of shares of common stock in the column “Number of shares being offered by the selling stockholders” represents all of the common stock shares that the selling stockholders may offer hereunder. The selling stockholders may sell some, all or none of the common stock shares that may be offered hereunder. We do not know when the common stock shares will be sold by the selling stockholders, and the selling stockholders may offer the common stock shares from time to time. Information with respect to common stock shares owned beneficially by the selling stockholders after the offering assumes the sale of all of the shares of common stock held by the selling stockholders or that may be acquired upon exercise of other securities that are registered hereby. See the section of this prospectus titled “Selling Stockholders Plan of Distribution” for further information regarding the selling stockholders’ available methods of distributing such shares of common stock. Unless otherwise noted below, the address for each selling stockholder listed in the table below is c/o Shoulder Innovations, Inc., 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507.
The information set forth below is based upon information obtained from the selling stockholders and upon information known to us.

	Beneficial ownership before the offering		Number of shares being offered by the selling stockholders	Beneficial ownership after the offering
	Number of shares	%		Number of shares	%
Selling Stockholders
Matthew Ahearn (1)	287,855	1.4%	117,047	170,808	*
Arboretum Ventures VI, L.P. (2)	1,208,906	5.8%	997,890	211,016	*
Robert Ball (3)	747,989	3.5%	66,225	681,764	2.3%
Rob and Michelle Ball (4)	37,032	*	37,032	—	—
David Lawrence Blue Living Trust (5)	170,777	*	43,937	126,840	*
Paul Buckman (6)	64,599	*	6,198	58,401	*
Coöperatieve Gilde Healthcare V U.A. (7)	2,380,482	11.5%	2,280,482	100,000	*

	Beneficial ownership before the offering		Number of shares being offered by the selling stockholders	Beneficial ownership after the offering
	Number of shares	%		Number of shares	%
Lightstone Ventures II, L.P. (8)	1,781,479	8.6%	1,529,471	252,008	*
Lightstone Ventures II (A), L.P. (9)	103,657	*	88,999	14,658	*
New Emerging Medical Opportunities Fund V SCSP (10)	430,282	2.1%	230,282	200,000	*
Kevin Sidow (11)	75,387	*	12,344	63,043	*
U.S. Venture Partners Select Fund I, L.P., on its own and as a nominee for U.S. Venture Partners Select Fund I-A, L.P. (12)	921,130	4.4%	921,130	—	—
U.S. Venture Partners XII, L.P. (13)	1,686,403	8.1%	1,686,403	—	—
U.S. Venture Partners XII-A, L.P. (14)	85,586	*	85,586	—	—
__________________
*Indicates beneficial ownership of less than 1%.
(1)The number of shares of common stock beneficially owned before the offering consists of: (i) 270,224 shares of common stock; and (ii) 17,631 shares of common stock underlying stock options or options to buy shares of common stock that are vested or exercisable within 60 days of July 9, 2026. Mr. Ahearn currently serves as the Chief Operating Officer and as a member of the board of directors of Shoulder Innovations.
(2)The number of shares of common stock beneficially owned before the offering consists of 1,208,906 shares of common stock. Arboretum Investment Manager VI, LLC is the general partner of Arboretum Ventures VI, L.P. The managers of Arboretum Investment Manager VI, LLC are Jan Garfinkle, Daniel Kidle and Thomas M. Shehab, who share voting and dispositive power with respect to the shares held by Arboretum Ventures VI, L.P.The address of Arboretum Investment Manager VI, LLC and Arboretum Ventures VI, L.P. is 201 South Main Street, Suite 300, Ann Arbor, Michigan 48104.
(3)The number of shares of common stock beneficially owned before the offering consists of: (i) 264,734 shares of common stock; and (ii) 483,255 shares of common stock underlying stock options that are vested or exercisable within 60 days of July 9, 2026. Mr. Ball currently serves as the Chief Executive Officer and Executive Chairman of Shoulder Innovations.
(4)The number of shares of common stock beneficially owned before the offering consists of 37,032 shares of common stock. Mrs. Ball is the spouse of Mr. Ball, who currently serves as the Chief Executive Officer and Executive Chairman of Shoulder Innovations.
(5)The number of shares of common stock beneficially owned before the offering consists of: (i) 118,274 shares of common stock; and (ii) 52,503 shares of common stock underlying stock options that are vested or exercisable within 60 days of July 9, 2026. David Blue, the trustee of the David Lawrence Blue Living Trust, with sole voting and dispositive power over the shares held by the David Lawrence Blue Living Trust, currently serves as the Chief Customer Experience Officer of Shoulder Innovations.
(6)The number of shares of common stock beneficially owned before the offering consists of: (i) 58,704 shares of common stock; and (ii) 5,895 shares of common stock underlying stock options that are vested or exercisable within 60 days of July 9, 2026. Mr. Buckman currently serves as a member of the board of directors of Shoulder Innovations.
(7)The number of shares of common stock beneficially owned before the offering consists of 2,380,482 shares of common stock. Gilde Healthcare V Management B.V. is the managing director of Coöperatieve Gilde Healthcare V U.A. and has sole voting and dispositive power with respect to the shares held by Coöperatieve Gilde Healthcare V U.A. Gilde Healthcare V Management B.V. is managed by Edwin de Graaf and Pieter van der Meer, who share voting and dispositive power with respect to the shares held by Coöperatieve Gilde Healthcare V U.A. Each of Mr. de Graaf and Mr. van der Meer disclaims beneficial ownership of such holdings, except to the extent of their pecuniary interest in the shares. The address of Gilde Healthcare V Management B.V. and Coöperatieve Gilde Healthcare V U.A. is Stadsplateau 36 3521 AZ Utrecht, The Netherlands, c/o Gilde Healthcare Partner.
(8)The number of shares of common stock beneficially owned before the offering consists of 1,781,479 shares of common stock. LSV Associates II, LLC serves as the general partner of Lightstone Ventures II, L.P. and has voting and investment authority over the shares held by Lightstone Ventures II, L.P. Michael Carusi, a former member of the Shoulder Innovations board of directors, and Jean George, are the managing directors of LSV Associates II, LLC and share voting and investment authority over the shares held by Lightstone Ventures II, L.P. The address of LSV Associates II, LLC and Lightstone Ventures II, L.P. is Lightstone Ventures, 3270 Alpine Road, Portola Valley, California 94028.
(9)The number of shares of common stock beneficially owned before the offering consists of 103,657 shares of common stock. LSV Associates II, LLC serves as the general partner of Lightstone Ventures II (A), L.P. and has voting and investment authority over the shares held by Lightstone Ventures II (A), L.P. Michael Carusi, a former member of the Shoulder Innovations board of directors, and Jean George, are the managing directors of LSV Associates II, LLC and share voting and investment authority over the shares held by Lightstone Ventures II (A), L.P. The address of LSV Associates II, LLC and Lightstone Ventures II (A), L.P. is Lightstone Ventures, 3270 Alpine Road, Portola Valley, California 94028.
(10)The number of shares of common stock beneficially owned before the offering consists of 430,282 shares of common stock. Sectoral Asset Management Inc. is the investment manager of New Emerging Medical Opportunities Fund V SCSP. Sectoral Asset Management Inc. is managed by Michael Sjöström, who has sole voting and dispositive power with respect to the shares held by New Emerging Medical

Opportunities Fund V SCSP. The address of Sectoral Asset Management Inc. and New Emerging Medical Opportunities Fund V SCSP is 1010 Sherbrooke Street West #1610, Montreal, QC Canada H3A 2R7.
(11)The number of shares of common stock beneficially owned before the offering consists of: (i) 20,010 shares of common stock; and (ii) 55,377 shares of common stock underlying stock options that are vested or exercisable within 60 days of July 9, 2026. Mr. Sidow currently serves as a member of the board of directors of Shoulder Innovations.
(12)The number of shares of common stock beneficially owned before the offering consists of 921,130 shares of common stock. Presidio Management Group Select Fund I, L.L.C. is the general partner of U.S. Venture Partners Select Fund I, L.P., and U.S. Venture Partners Select Fund I-A, L.P. and has sole voting and dispositive power with respect to the shares held by U.S. Venture Partners Select Fund I, L.P. on its own behalf and as nominee for U.S. Venture Partners Select Fund I-A, L.P. Richard W. Lewis, Jonathan D. Root and Dafina Toncheva are the managing members of Presidio Management Group Select Fund I, L.L.C. and share voting and dispositive power with respect to the shares held by U.S. Venture Partners Select Fund I, L.P. on its own behalf and as nominee for U.S. Venture Partners Select Fund I-A, L.P. Casey M. Tansey, a member of the Shoulder Innovations board of directors, is the managing partner of Presidio Management Group Select Fund I, L.L.C. and may be deemed to share voting and dispositive power with respect to the shares held by U.S. Venture Partners Select Fund I, L.P. on its own behalf and as nominee for U.S. Venture Partners Select Fund I-A, L.P. Each of the managing members and managing partner of Presidio Management Group XII, L.L.C and Presidio Management Group Select Fund I, L.L.C. disclaims beneficial ownership of such holdings, except to the extent of their pecuniary interest in the shares. The address for U.S. Venture Partners XII-A, L.P. and Presidio Management Group XII, L.L.C. is 1460 El Camino Real, Suite 100, Menlo Park, California 94025.
(13)The number of shares of common stock beneficially owned before the offering consists of 1,686,403 shares of common stock. Presidio Management Group XII, L.L.C. is the general partner of U.S. Venture Partners XII, L.P. and has sole voting and dispositive power with respect to the shares held by U.S. Venture Partners XII, L.P. Steven M. Krausz, Richard W. Lewis, Jonathan D. Root and Dafina Toncheva are the managing members of U.S. Venture Partners XII, L.P., and share voting and dispositive power with respect to the shares held by U.S. Venture Partners XII, L.P. Casey M. Tansey, a member of the Shoulder Innovations board of directors, is the managing partner of Presidio Management Group XII, L.L.C. and may be deemed to share voting and dispositive power over the reported securities held by U.S. Venture Partners XII, L.P. The address for U.S. Venture Partners XII, L.P. and Presidio Management Group XII, L.L.C. is 1460 El Camino Real, Suite 100, Menlo Park, California 94025.
(14)The number of shares of common stock beneficially owned before the offering consists of 85,586 shares of common stock. Presidio Management Group XII, L.L.C. is the general partner of U.S. Venture Partners XII-A, L.P. and has sole voting and dispositive power with respect to the shares held by U.S. Venture Partners XII-A, L.P. Steven M. Krausz, Richard W. Lewis, Jonathan D. Root and Dafina Toncheva are the managing members of U.S. Venture Partners XII-A, L.P., and share voting and dispositive power with respect to the shares held by U.S. Venture Partners XII-A, L.P. Casey M. Tansey, a member of the Shoulder Innovations board of directors, is the managing partner of Presidio Management Group XII, L.L.C. and may be deemed to share voting and dispositive power over the reported securities held by U.S. Venture Partners XII-A, L.P. The address for U.S. Venture Partners XII-A, L.P. and Presidio Management Group XII, L.L.C. is 1460 El Camino Real, Suite 100, Menlo Park, California 94025.

Material Relationships with Selling Stockholders
Series E Convertible Preferred Stock Financing
In March 2025, we entered into a Series E convertible preferred stock purchase agreement, pursuant to which we agreed to issue and sell to investors in a private placement an aggregate of up to 3,080,415 shares of our Series E convertible preferred stock at a purchase price of $13.03 per share, for aggregate consideration of up to approximately $40.1 million. The Series E convertible preferred stock was issued and sold in two tranches. The first tranche of 1,543,772 shares of Series E convertible preferred stock, representing aggregate consideration of approximately $20.1 million, closed in March 2025. On June 20, 2025, we closed the second tranche of 1,536,643 shares of Series E convertible preferred stock, representing aggregate consideration of approximately $20.0 million.

The following table sets forth details regarding the aggregate purchase price paid and the aggregate number of shares of Series E convertible preferred stock purchased by the selling stockholders.

	Initial Tranche		Second Tranche
Participants	Shares of Series E Convertible Preferred Stock	Aggregate Purchase Price ($)	Shares of Series E Convertible Preferred Stock	Aggregate Purchase Price ($)
Aperture Opportunity Fund, L.P.	23,028	300,055	23,028	300,055
Aperture Venture Partners V, L.P.	3,838	50,009	3,837	49,996
Arboretum Ventures VI, L.P.	498,945	6,501,253	498,945	6,501,253
Robert Ball	4,386	57,150	3,289	42,856
The David Lawrence Blue Living Trust	1,096	14,281	822	10,711
Coöperatieve Gilde Healthcare V U.A.	268,663	3,500,679	268,663	3,500,679
New Emerging Medical Opportunities Fund V SCSP	115,141	1,500,287	115,141	1,500,287
U.S. Venture Partners XII, L.P.	73,053	951,881	73,053	951,881
U.S. Venture Partners XII-A, L.P.	3,707	48,302	3,707	48,302
U.S. Venture Partners Select Fund I, L.P. on its own behalf and as a nominee for U.S. Venture Partners Select Fund I-A, L.P.	460,565	6,001,162	460,565	6,001,162
IRA
In connection with entering into the Series E convertible preferred stock purchase agreement, we entered into the IRA with the RRA Investors, including the selling stockholders set forth in Exhibit A thereto. The IRA grants the parties thereto certain registration rights in respect of the “registrable securities” held by them, which securities include (i) the shares of our common stock issued or issuable upon conversion of shares of our then outstanding shares of preferred stock, (ii) shares of our common stock issued or issuable upon exercise of any other company securities, and (iii) any common stock issued as a dividend or other distribution to or in exchange for or in replacement of the shares referenced in clauses (i) or (ii). The registration of shares of our common stock pursuant to the IRA on this registration statement enables the holders thereof to sell such shares without restriction under the Securities Act when this registration statement is declared effective. Under the IRA, we will pay expenses relating to such registrations, including up to $35,000 of the reasonable fees of one special counsel for the participating holders, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The IRA also includes customary indemnification and procedural terms.
Demand Registration Rights
Pursuant to the IRA, investors holding, collectively, not less than 30% of registrable securities may, on not more than two occasions, request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities the anticipated aggregate offering price of which is at least $2.0 million. Following such a request, we will as soon as practicable, but in any event no more than 90 days, use good faith commercially reasonable best efforts to effect such registration.
Piggyback Registration Rights
In the event that we propose to register any of our securities under the Securities Act in another offering, either for our own account or for the account of other security holders, the IRA grants the holders of then-outstanding registrable securities or their permitted transferees the entitlement to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to specified conditions and limitations.
S-3 Registration Rights
Any holder or holders of registrable securities may, with respect to not more than two such registrations within any 12-month period, request that we register all or a portion of their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with aggregate proceeds, net of underwriting discounts and expenses related to the issuance, which equal or exceed $2.0 million. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.
Expenses of registration rights
We generally will pay all expenses, including expenses of one counsel for the selling holders, other than underwriting discounts and selling commissions incurred in connection with each of the registrations described above, including the reasonable fees and disbursements, provided, however, that the registrations described above are not subsequently withdrawn at the request of the holders of a majority in interest of the registrable securities (in which case all selling holders shall bear such expenses pro rata based upon the number of registrable securities that were to be included in the withdrawn registration) unless the holders of a majority of the registrable securities agree to forfeit their right to a registration as described above.
Expiration of registration rights
The registration rights described above will expire, with respect to any particular holder of these rights, on the earliest to occur of (i) following the closing of our first registered public offering of common stock, if such holder then holds registrable securities equal to less than 1% of our outstanding securities and may sell all such registrable securities under Rule 144 during any 90-day period, or (ii) four years after the closing of a Qualified Public Offering, as defined in the IRA.
Fourth Amended and Restated Voting Agreement
We entered into a Fourth Amended and Restated Voting Agreement, or the Voting Agreement, on March 6, 2025, with the holders of our then outstanding shares of preferred stock, including Coöperatieve Gilde Healthcare V U.A., Lightstone Ventures II, L.P., Lightstone Ventures II (A), L.P., Matthew Ahearn, Robert and Michelle Ball, Paul Buckman, Kevin Sidow, Aperture Opportunity Fund, L.P., Aperture Venture Partners V, L.P., Arboretum Ventures VI, L.P., New Emerging Medical Opportunities Fund V SCSP, David Lawrence Blue Living Trust, U.S. Venture Partners Select Fund I, L.P., on its own and as a nominee for U.S. Venture Partners Select Fund I-A, L.P., U.S. Venture Partners XII, L.P. and U.S. Venture Partners XII-A, L.P. Pursuant to the Voting Agreement, the signatories thereto agreed to vote their respective shares to elect (i) one person designated by Cultivate MD Capital Fund II, LP as the Series Seed/A/B director, which is currently Matthew Ahearn, (ii) one person designated by each of U.S. Venture Partners XII, L.P. and Lightstone Ventures II, L.P. as the Series C directors, which is currently Casey Tansey and our former director Michael Carusi, respectively, (iii) one person designated by Coöperatieve Gilde Healthcare V U.A. and its affiliates as the Series D director, and (iv) two joint directors and the CEO director, which are currently Paul Buckman, Kevin Sidow and Robert Ball, respectively. The Voting Agreement terminated upon the completion of our initial public offering and none of our stockholders have any continuing voting rights, including special rights regarding the election or designation of members of our board of directors. Members previously elected to our board of directors pursuant to this agreement will continue to serve as directors until they resign, are removed, or their successors are duly elected by the holders of our common stock.
Fourth Right of First Refusal and Co-Sale Agreement
We entered into a Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement on March 6, 2025 with certain holders of our then outstanding shares of preferred stock, including Coöperatieve Gilde Healthcare V U.A., Lightstone Ventures II, L.P., Lightstone Ventures II (A), L.P., Matthew Ahearn, Robert and Michelle Ball, Paul Buckman, Kevin Sidow, Aperture Opportunity Fund, L.P., Aperture Venture Partners V, L.P., Arboretum Ventures VI, L.P., New Emerging Medical Opportunities Fund V SCSP, David Lawrence Blue Living Trust, U.S. Venture Partners Select Fund I-A, L.P., U.S. Venture Partners XII, L.P. and U.S. Venture Partners XII-A, L.P. This agreement provided for rights of first refusal and co-sale relating to the shares of our common stock held by the parties to the agreement. The agreement terminated upon the completion of our initial public offering.

Consulting Arrangement with Genesis Innovation Group, Inc.
On April 30, 2015, we entered into a consulting agreement, or the Genesis Consulting Agreement, with Genesis Innovation Group, Inc. pursuant to which Genesis Innovation Group, Inc. agreed to provide consulting services for concept development, intellectual property creation, surgeon relationship management and large-scale project management. Any such services to be provided are set out and delivered pursuant to specified work plans at the agreed-upon hourly chargeable rate then in effect. The Genesis Consulting Agreement was subsequently amended to increase the hourly chargeable rate on January 1, 2022 and January 1, 2025. Either party could terminate the Genesis Consulting Agreement upon 60 days’ written notice, and the agreement terminated on December 31, 2025. Robert Ball is a co-founder and director of Genesis Innovation Group, Inc. For the years ended December 31, 2025 and 2024, we paid Genesis Innovation Group, Inc. $4.8 million and $3.6 million pursuant to the Genesis Consulting Agreement.
Software License Agreement with Genesis Software Innovations
On October 22, 2020, we entered into a software license agreement, or the License Agreement, with Genesis Software Innovations, LLC, which was amended and restated on January 1, 2023 and June 10, 2025. Robert Ball is a co-founder and director of Genesis Software Innovations, LLC. Both Mr. Ball and Mr. Ahearn are directors of Genesis Investment Holdings, LLC, which has an ownership interest in Genesis Software Innovations, LLC and is an entity affiliated with cultivate(MD). For the years ended December 31, 2025 and 2024, we paid Genesis Software Innovations, LLC $3.6 million and $3.1 million pursuant to the License Agreement.
Supply Agreement with RMD
On June 3, 2024, we entered into a new supply agreement, or the RMD Supply Agreement, with Revelation Medical Devices, or RMD, pursuant to which RMD manufactures the surgical instruments used during procedures involving our implant systems. Robert Ball was an investor in RMD until the end of the first fiscal quarter of the year ended December 31, 2024. For the year ended December 31, 2024, we paid RMD $0.9 million pursuant to the RMD Supply Agreement.
Director and Officer Indemnification Agreements and Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers, including Matthew Ahearn, Robert Ball, Paul Buckman and Kevin Sidow. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.
The securities we offer under this prospectus may or may not be listed through the New York Stock Exchange or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:
•the terms of the offer;
•the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
•the purchase price of the securities from us;
•the net proceeds to us from the sale of the securities;
•any delayed delivery arrangements;
•any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;
•any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
•in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
•any public offering price; and
•other facts material to the transaction.
We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
Selling Stockholders Plan of Distribution
The selling stockholders or their permitted transferees, pledgees, donees or other successors in interest may, from time to time, offer, sell, transfer or otherwise dispose of up to 8,103,026 shares in the aggregate of our common stock, which we refer to as the Selling Stockholder Shares. The selling stockholders or their permitted transferees, pledgees, donees or other successors in interest may, from time to time, sell, transfer or otherwise dispose of any or all of the Selling Stockholder Shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge, grant a security interest in, distribute or otherwise transfer their Selling Stockholder Shares, such donees, pledgees, transferees or other successors-in-interest may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under applicable provision of the Securities Act to include the names of such donees, pledgees, transferees or other successors-in-interest as selling stockholders under this prospectus and such other information as may be necessary or required.
The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. They may use any one or more of the following methods when disposing of the Selling Stockholder Shares:
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•“at-the-market” or through market makers or into an existing market for the shares;
•short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;
•through the distribution of the shares by any selling stockholders to its partners, members or shareholders;
•through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
•Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.
•The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus. The selling stockholders do not expect these fees and discounts to exceed what is customary in the types of transactions involved.
•There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock pursuant to this registration statement on Form S-3, of which this prospectus forms a part.
•The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).
•The selling stockholders and any broker-dealer or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of our common stock purchased by them may be deemed to be underwriting fees or discounts under the Securities Act. In no event shall any broker-dealer receive fees and markups which, in the aggregate, would exceed eight percent (8%). Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.
•We have advised each selling stockholder that it may not use shares of our common stock registered on the registration statement of which this prospectus is a part to cover short sales of our common stock made prior to the date on which the registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of shares of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.
•We may indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with an agreement between us and the selling stockholders. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with an agreement between us and the selling stockholders, or we may be entitled to contribution.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of certain provisions of our securities and does not purport to be complete and is subject to our amended and restated certificate of incorporation, or the Certificate of Incorporation, and our amended and restated bylaws, or the Bylaws, and the provisions of applicable law. Copies of the Certificate of Incorporation and Bylaws are attached to this prospectus as Exhibits 3.1 and 3.2, respectively. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”
General
Our authorized capital stock consists of 750,000,000 shares, all with a par value of $0.001 per share, of which:
•730,000,000 shares are designated as common stock; and
•20,000,000 shares are designated as preferred stock.
Common Stock
Outstanding Shares
As of June 30, 2026, we had 20,761,754 shares of common stock outstanding, held of record by 145 stockholders.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our Certificate of Incorporation, including the provisions relating to amending our Bylaws, the classified board and director liability.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available.
Liquidation
In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights, Preferences and Privileges
Holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking-fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Preferred Stock
We had no shares of preferred stock outstanding as of June 30, 2026.
Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
Common Stock Warrant
As of June 30, 2026, we had a warrant to purchase an aggregate of 43,578 shares of our common stock, with an exercise price of $10.33 per share. Unless exercised earlier, the warrant will expire in August 2033. The warrant contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, reorganizations, reclassifications and consolidations. The warrant has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of the shares at the time of exercise of the warrant after deduction of the aggregate exercise price.
Registration Rights
The IRA grants certain parties thereto certain registration rights in respect of the “registrable securities” held by them, which securities include (i) the shares of our common stock issued or issuable upon conversion of shares of our preferred stock, (ii) shares of our common stock issued or issuable upon exercise of any other company securities, and (iii) any common stock issued as a dividend or other distribution to or in exchange for or in replacement of the shares referenced in clauses (i) or (ii). The registration of shares of our common stock pursuant to the IRA on this registration statement enables the holders thereof to sell such shares without restriction under the Securities Act when this registration statement is declared effective. Under the IRA, we will pay expenses relating to such registrations, including up to $35,000 of the reasonable fees of one special counsel for the participating holders, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The IRA also includes customary indemnification and procedural terms.
Demand Registration Rights
Investors holding, collectively, not less than 30% of registrable securities may, on not more than two occasions, request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities the anticipated aggregate offering price of which is at least $2.0 million. Following such a request, we will as soon as practicable, but in any event no more than 90 days, use good faith commercially reasonable best efforts to effect such registration.
Piggyback Registration Rights
In the event that we propose to register any of our securities under the Securities Act in another offering, either for our own account or for the account of other security holders, holders of then-outstanding registrable securities or their permitted transferees will also be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to specified conditions and limitations.
S-3 Registration Rights
Any holder or holders of registrable securities may, with respect to not more than two such registrations within any 12-month period, request that we register all or a portion of their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with aggregate proceeds, net of underwriting discounts and expenses related to the issuance, which equal or exceed $2.0 million. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.
Expenses of registration rights
We generally will pay all expenses, including expenses of one counsel for the selling holders, other than underwriting discounts and selling commissions incurred in connection with each of the registrations described above, including the reasonable fees and disbursements, provided, however, that the registrations described above are not subsequently withdrawn at the request of the holders of a majority in interest of the registrable securities (in which case all selling holders shall bear such expenses pro rata based upon the number of registrable securities that were to be included in the withdrawn registration) unless the holders of a majority of the registrable securities agree to forfeit their right to a registration as described above.
Expiration of registration rights
The registration rights described above will expire, with respect to any particular holder of these rights, on the earliest to occur of (i) following the closing of our first registered public offering of common stock, if such holder then holds registrable securities equal to less than 1% of our outstanding securities and may sell all such registrable securities under Rule 144 during any 90-day period, or (ii) four years after the closing of a Qualified Public Offering, as defined in the IRA.
Anti-Takeover Provisions
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings
Our Bylaws provide that a special meeting of stockholders may be called only by our chairman of the board of directors, Chief Executive Officer or President (in the absence of a Chief Executive Officer), or by a resolution adopted by a majority of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

No Stockholder Action by Written Consent
Our Certificate of Incorporation does not provide the right of stockholders to act by written consent without a meeting.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our Certificate of Incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Choice of Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, or stockholders to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or Bylaws; or (v) any action asserting a claim governed by the internal affairs doctrine; provided that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, Exchange Act, or the rules and regulations thereunder. Our Certificate of Incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision.

It is possible that a court of law could rule that the choice of forum provision contained in our Certificate of Incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.
The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations on Liability and Indemnification Matters
Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•any breach of the director’s duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•any transaction from which the director derived an improper personal benefit.
As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.
Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.
Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “SI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, New York 11717.

DESCRIPTION OF DEBT SECURITIES
General
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement or free writing prospectus under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
We may offer under this prospectus up to an aggregate principal amount of $300,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $300,000,000. We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
•the title of the series;
•the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
•the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•any limit on the aggregate principal amount;
•the date or dates on which principal is payable;
•the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•the place or places where principal and, if applicable, premium and interest, is payable;
•the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
•whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
•the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•the currency of denomination;
•the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
•if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
•the provisions, if any, relating to any collateral provided for such debt securities;
•any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
•any events of default, if not otherwise described below under “Events of Default”;
•the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
•the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.
We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.
Registrar and Paying Agent
The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•events requiring adjustment to the conversion or exchange price;
•provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
•any anti-dilution provisions, if applicable.
Registered Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Merger, Consolidation or Sale of Assets
The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
•we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and
•immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•we fail to pay any principal or premium, if any, when it becomes due;

•we fail to pay any interest within 30 days after it becomes due;
•we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and
•certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.
The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
•all lawful interest on overdue interest and overdue principal has been paid; and
•the rescission would not conflict with any judgment or decree.
In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•the holder gives to the trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
•the trustee fails to institute a proceeding within 60 days after such request; and

•the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.
These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:
•to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
•to provide for certificated debt securities in addition to uncertificated debt securities;
•to comply with any requirements of the SEC under the Trust Indenture Act;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
•to appoint a successor trustee under the indenture with respect to one or more series.
From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
•reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
•reduce the principal of or change the stated maturity of the debt securities;
•make any debt security payable in money other than that stated in the debt security;
•change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
•waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
•waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
•take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
(a)to register the transfer or exchange of such debt securities;
(b)to replace temporary or mutilated, destroyed, lost or stolen debt securities;
(c)to compensate and indemnify the trustee; or
(d)to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
•to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).
In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:
•money;
•U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
•a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;
that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:
•in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;
•in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;
•in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•certain other conditions described in the indenture are satisfied.
If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our Company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:
•the title of the debt warrants;
•the offering price for the debt warrants, if any;
•the aggregate number of the debt warrants;
•the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
•if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the dates on which the right to exercise the debt warrants will commence and expire;
•if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
•whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•information with respect to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•the antidilution provisions of the debt warrants, if any;
•the redemption or call provisions, if any, applicable to the debt warrants;
•any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and
•any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.
Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of warrants;
•the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
•the dates on which the right to exercise the warrants shall commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•the antidilution provisions of the warrants, if any;
•the redemption or call provisions, if any, applicable to the warrants;
•any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.
•Holders of equity warrants will not be entitled:
•to vote, consent, or receive dividends;
•receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each stockholder;
•the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS
Honigman LLP, Detroit, Michigan, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS
The financial statements of Shoulder Innovations, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Up to $300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
8,103,026 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth estimated expenses, payable by us, in connection with the issuance and distribution of the securities being registered:

SEC registration fee		$66,994.19
FINRA filing fee		$45,500.00
Printing and engraving*			*
Legal fees and expenses*			*
Accounting fees and expenses*			*
Transfer agent and registrar fees and expenses*			*
Miscellaneous expenses*			*
Total*	$		*
__________________
*Except for the SEC registration fee and FINRA filing fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of shares of our common stock under this registration statement on Form S-3. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of shares of common stock under this registration statement on Form S-3.
Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of our common stock covered by this registration statement on Form S-3 by the selling stockholders will be borne by the selling stockholders. We have paid or will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares of our common stock offered by the selling stockholders with the SEC, and such expenses are included in the table above.
Item 15. Indemnification of Officers and Directors
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the registrant’s Certificate of Incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:
•any breach of the director or officer’s duty of loyalty to the registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•for directors under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends or stock purchases); or
•any transaction from which the director or officer derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the registrant’s Bylaws provide that:
•the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•the registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•the rights conferred in the Bylaws are not exclusive.
The registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought. The indemnification provisions in the registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act.
The registrant has directors’ and officers’ liability insurance for securities matters.
Item 16. Exhibits
The exhibits listed below are filed (except where otherwise indicated) as part of this registration statement.

INCORPORATED BY REFERENCE
EXHIBIT NUMBER	EXHIBIT DESCRIPTION	FORM	FILE NO.	EXHIBIT	FILING DATE	FILED HEREWITH

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Shoulder Innovations, Inc.	8-K	001-42771	3.1	8/4/2025

3.2	Amended and Restated Bylaws of Shoulder Innovations, Inc.	8-K	001-42771	3.2	8/4/2025

4.1	Form of Certificate of Common Stock.	S-1/A	333-288549	4.1	7/25/2025

4.2^	Fourth Amended and Restated Investors’ Rights Agreement, dated as of March 6, 2025, by and among Shoulder Innovations, Inc. and certain of its stockholders.	S-1/A	333-288549	4.2	7/25/2025

4.3*	Form of Debt Security.

4.4	Form of Indenture.					X

4.5*	Form of Warrant.

4.6*	Form of Warrant Agreement.

4.7*	Form of Preferred Stock Certificate.

4.8*	Form of Certificate of Designations of Preferred Stock.

4.9*	Form of Subscription Rights Certificate.

4.10*	Form of Subscription Rights Agreement.

4.11*	Form of Unit.

4.12*	Form of Unit Agreement.

INCORPORATED BY REFERENCE
EXHIBIT NUMBER	EXHIBIT DESCRIPTION	FORM	FILE NO.	EXHIBIT	FILING DATE	FILED HEREWITH

5.1	Legal Opinion of Honigman LLP.					X

23.1	Consent of Deloitte & Touche LLP.					X

23.2	Consent of Honigman LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page hereto).					X

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

107	Filing Fee Table.					X
__________________
*To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
**To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder.
^    Pursuant to Item 601(a)(5) of Regulation S-K, the registrant has omitted schedules (or similar attachments) to this exhibit. The registrant agrees to furnish supplementally a copy of the omitted schedules (or similar attachments) to the SEC upon request.
Item 17.Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)If and when applicable, the registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, Michigan, on the 7th day of August, 2026.

SHOULDER INNOVATIONS, INC.

By:	/s/ Robert Ball
Robert Ball
Chief Executive Officer and Executive Chairman
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Ball and Jeffrey Points, and each of them, as her or his true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for her or him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Ball	Chief Executive Officer and Executive Chairman (Principal Executive Officer)	August 7, 2026
Robert Ball

/s/ Jeffrey Points	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2026
Jeffrey Points

/s/ Matthew Ahearn	Director	August 7, 2026
Matthew Ahearn

/s/ Richard Buchholz	Director	August 7, 2026
Richard Buchholz

/s/ Paul Buckman	Director	August 7, 2026
Paul Buckman

/s/ Andrew Hykes	Director	August 7, 2026
Andrew Hykes

/s/ Kevin Sidow	Director	August 7, 2026
Kevin Sidow

/s/ Casey Tansey	Director	August 7, 2026
Casey Tansey